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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-24457; 333-59001) and on Form S-8 (Nos.33-64776; 33-66036; 333-12475; 333-58211; 333-58203; 333-94543; 333-94569;
333-94551) of Transocean Sedco Forex Inc. of our report dated August 6, 1999 relating to the financial statements of Sedco Forex Holdings Limited which appears in the 1999 Annual Report to Shareholders of Transocean Sedco Forex Inc., whose report and financial statements are incorporated by reference in this Annual Report on Form 10-K. We also consent to use of our report on the financial statement schedule which appears in this Form 10-K.



PricewaterhouseCoopers LLP

New York, New York
March 16, 2000